EXHIBIT 23


               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (File No. 33-51331) of Frontier Corporation of our report dated April 25, 1997 appearing on page 2 of this Form 11-K.




/s/Price Waterhouse
---------------------------
PRICE WATERHOUSE LLP



Rochester, New York
June 25, 1997